UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: November 1, 2011

(Date of earliest event reported)

IDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10235	36-3555336
(State of Incorporation)	(Commission File Number	(IRS Employer Identification No.)

1925 W. Field Court

Lake Forest, Illinois 60045

(Address of principal executive offices, including zip code)

(847) 498-7070

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 1, 2011, IDEX Corporation (“IDEX”) entered into an Employment Agreement with Andrew K. Silvernail setting forth the terms upon which he will continue to be employed as IDEX’s chief executive officer. Under the terms of the employment agreement Mr. Silvernail will be entitled to the following:

•	Annual base salary of $750,000 subject to increase (but not decrease) in the discretion of the Board of Directors after an annual review.
•	Annual incentive cash bonus and long-term equity awards under the IDEX Incentive Award Plan
•

In addition to normal employee benefits offered to IDEX’s officers, he will be allowed to use IDEX’s corporate aircraft for up to 25 hours of personal travel and will be provided with an automobile allowance in accordance with company policy.

•	If Mr. Silvernail’s employment is terminated without cause not in connection with a change in control, he will receive the following as severance:
o	24 months of base salary payable in monthly installments;
o	24 months continued health benefits; and
o	a bonus equal to 200% of his base salary payable in 24 monthly installments.
•

If within 24 months following a change in control, Mr. Silvernail’s employment is terminated without cause or he terminates his employment for “good reason” his severance is increased to 36 months base salary, 36 months continued health benefits and a bonus of 300% of his base salary payable in 36 monthly installments.

•

All severance benefits are subject to Mr. Silvernail’s execution of a release of claims against IDEX, and compliance with a two year non-compete, and non-solicitation of employees and customers covenants.

•

In the event that Mr. Silvernail would be subject to excess parachute taxes in connection with a change in control, either all payments to which he would be entitled will be paid (and Mr. Silvernail will be responsible for all taxes thereon), or the payments will be reduced to an amount that he will no longer be subject to such excess parachute taxes, whichever produces the highest after-tax benefits to him.

The employment agreement’s term is through August 9, 2013.

The foregoing description of Mr. Silvernail’s employment agreement is qualified in its entirety by reference to its terms, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement dated as of November 1, 2011 between IDEX Corporation and Andrew K. Silvernail

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION

Date: November 3, 2011	/s/ Heath A. Mitts
Heath A. Mitts
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated as of November 1, 2011 between IDEX Corporation and Andrew K. Silvernail